Exhibit( j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated July 30, 2012, in the Registration Statement (Form N-1A) of the Arbitrage Funds filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 24 under the Securities Act of 1933 (Registration No. 333-30470).

Minneapolis, Minnesota

May 31, 2013